Exhibit 10.6

GREALISH & MCZEAL
A Registered Limited Liability Partnership
Attorneys and Counselors at Law
1200 Rothwell
Houston, Texas 77002
Telephone (713) 236-0639
Facsimile (713) 223-3331

PROFESSIONAL SERVICES AGREEMENT

A.       PGI ENERGY, INC ("Client") hereby employs MARCELLOUS S. MCZEAL of the law firm of GREALISH & MCZEAL, LLP Houston, Texas, (hereinafter also called "Attorneys” or “Firm”) to represent Client in a legal matter, to wit: negotiate terms of acquisition of Garco Energy Wyoming Refinery, Multi-State Oil & Gas Acquisitions and Kentucky Refinery, including but not limited to reviewing documents to determine viability of cash flow, balance sheets, financial statements, environment studies, asset evaluations, 3rd party appraisals, title review, OSHA audits, review state and federal regulatory proceedings, feed stock agreements, off take agreements, executive agreements, accounts payable agreements, draft and finalize closing contracts, recording deeds, UCC filings, state certificates of amendments, etc. and to provide all necessary legal and other services required to conduct same. Unless specifically agreed otherwise, the attorney named above shall be in charge of Client's matter and serve as Attorney-in-Charge in any proceedings. I hereby fully authorize and empower my said attorney to employ one or more attorneys to assist him/her in this matter.

B.       ATTORNEY'S FEES

(1) Fee: In consideration of services rendered to date, and to be rendered in the future, Client agrees to pay the Firm, in Harris County, Texas, the aggregate amount of TWO MILLION DOLLARS and 00/100 ($2,000,000.00) in consideration of the services rendered to date and to be rendered in the future, for legal representation. Factors that affect the setting of attorney's fees are the difficulty encountered in handling the legal and other aspects of the matter, and the actual time and expenses involved.

(2) Services are defined as all services rendered by the Firm and its employees and other personnel in the handling of Client's legal and other matters, including, but not limited to, the legal matter described above in Para. A and any other service rendered on behalf of Client in connection with the Client's matter.

(3) Hourly Rates For Services rendered by personnel of the Firm OFFICES are as follows:

(a)	For services of Attorneys: $445.00 per hour.
(b)	For services of legal assistants: $150.00 per hour.
(c)	For services of interpreters and translators: $50.00 per hour.
(d)	For secretarial services and general office personnel: $25.00 per hour.

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PROFESSIONAL SERVICES AGREEMENT
PGI ENERGY FUND I SERIES – 2010
PRIVILEGED COMMUNICATION – PAGE 1

(4) ADDITIONAL FEES: Additional attorney’s fee will be charged will be charged to the Client as the matter progresses to closing or involves unanticipated additional review, analysis or examination of related or associated matters.

C.       ADDITIONAL CASE EXPENSES:

(1) In addition to the attorneys and other office personnel fees to be paid to the firm as per the minimum fee agreement set out above, Client shall pay all costs and expenses incurred by the firm, including, but not limited to: This paragraph does not apply to the signators below.

(a)	Court costs and filing fees
(b)	Photocopy or Xerox expenses at $0.25 per copy
(c)	Certified and registered mail expenses (except client letters)
(d)	Long distance calls
(e)	Travel and parking expenses
(f)	Delivery expenses
(g)	Deposition expenses
(h)	Fees and expenses of experts and other individuals or firms engaged by the firm
(I)	Food and lodging outside of Houston, Texas
(1)	Interpreter and translation fees
(k)	Fax at $2.00 per page.

Client will not be billed separately for case expenses.

D.       INITIAL PAYMENT, ADDITIONAL DEPOSITS, FEES AND EXPENSES

Client agrees to pay the Firm upon the initial tranche of its equity line.

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PROFESSIONAL SERVICES AGREEMENT
PGI ENERGY FUND I SERIES – 2010
PRIVILEGED COMMUNICATION – PAGE 2

I certify that the Firm has the right to use pre-authorized checks/charges as a method of receiving regular monthly payments of $ _____________on or about the 1st of each month for __________consecutive payments beginning on the following month from this agreement date. This paragraph does not apply to the signators below.

It is my responsibility to ensure that there are enough funds available in the account designated to cover the amount that I request to be charged. If a charge to my account is rejected, the Firm will charge my account a return item processing fee of $25.00. This authorization shall be the same as if I had personally signed a check or credit voucher. I understand that a record of my payments will be included in my bank/credit card statement. I have the right to have any erroneous entry corrected. This correction must be completed within 45 days after THE FIRM made the debit. This paragraph does not apply to the signators below.

The Firm may require such additional deposits as it deems necessary to cover anticipated future legal fees and expenses, and Client agrees to make deposits with the firm to cover these anticipated costs and expenses within seven (7) days of being requested. This paragraph does not apply to the signators below.

If earned fees, expenses incurred, and deposits requested to cover anticipated future fees and expenses remain unpaid seven (7) days after requested to be paid, Client understands and agrees that the firm and any attorney associated with the firm is authorized by Client to withdraw from further representation of Client, with or without Client's consent. This paragraph does not apply to the signators below.

E.       WITHDRAWAL OF ATTORNEY

Attorneys may withdraw from Client’s representation in this matter upon (20) days notice to Client for cause. Cause includes, but is not limited to a conflict of interest, refusal to accept advice of Attorneys or non-participation by the Client.

F.       CHANGE OF ADDRESS/PHONE NUMBERS

Client shall notify attorneys in writing immediately of any change of address and phone number. If client fails to notify attorneys of any change of address or phone number, notice is deemed given at client’s last known address/phone number provided to attorney.

G.       NONASSURANCES

The Firm has not made any assurances or promises to Client concerning the outcome or probable outcome of the Client’s matter. There are not any implied or actual assurances nor promises that Client will acquire any targeted asset nor does the Firm represent to Client that Client will obtain equity lines of credit, funding, revolving credit, traditional debt or partnership equity for the acquisition of targeted assets.

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PROFESSIONAL SERVICES AGREEMENT
PGI ENERGY FUND I SERIES – 2010
PRIVILEGED COMMUNICATION – PAGE 3

H.       POWER OF ATTORNEY TO EXECUTE DOCUMENTS

Client must give written approval to the Firm as Client’s attorney in fact to execute all documents connected with this matter and for the purpose of which Attorneys are retained, including contracts, checks or drafts, agreements, compromises and releases, verifications, and all other documents, which Client could properly execute.

I.       COOPERATION OF CLIENT

Client shall keep the Firm advised of Client’s residences at all times, shall appear on reasonable notice at any and all depositions and court appearances, and shall comply with all reasonable requests of Attorneys in connection with the preparation and presentation of the aforesaid claim and/or cause of action.

J.       Attorney reserves the right to associate other counsel at no additional expense to Client for the purposes of this matter.

K.     This agreement is the complete contract between Attorney and Client and can be modified or altered only by an agreement in writing signed by both Attorney and Client. Waiver of any of the provisions of this contract may only be obtained by express written waiver signed by both Attorney and Client.

L.     Client and/or co-signer of this agreement hereby agree to arbitrate all attorneys’ fee disputes with the Firm in binding arbitration with the Harris County Bar Association's Fee Dispute Committee, or its reasonable successor or alternate. This binding arbitration shall be in lieu of the right to bring court action by either party, and shall be final. If Client has any complaint against the Firm please contact the State Bar of Texas @ 1-800-932-1900.

M.     CLIENT AKNOWLEDGES THAT HE/SHE/IT HAS READ THIS AGREEMENT, UNDERSTANDS ITS PROVISIONS, AND AGREES TO BE BOUND BY IT.

GREALISH & MCZEAL, LLP

_______________________________________	PGI ENERGY, INC

Marcellous S. McZeal	Client: ___________________________________
1200 Rothwell	Robert Gandy,
Houston, Texas 77002	Majority Shareholder
o 713.236.0639
f 713.223.3331	7322 Southwest Freeway, Ste. 1100
Houston, Texas 77074

PROFESSIONAL SERVICES AGREEMENT
PGI ENERGY FUND I SERIES – 2010
PRIVILEGED COMMUNICATION – PAGE 4